Exhibit 99.1

Talos Energy Completes Mexico Transaction with Grupo Carso

Houston, Texas, September 27, 2023 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) and its Mexican subsidiary (“Talos Mexico”) today announced the closing of the sale of a 49.9% interest in Talos Mexico to Zamajal, S. A. de C.V., a wholly-owned subsidiary of Grupo Carso (“Carso”), a company controlled by the family of the Mexican billionaire Carlos Slim.

As consideration for the sale, Talos received $74.85 million in cash at closing, with an additional $49.90 million due upon first production, for an aggregate price of $124.75 million. Talos Mexico, now owned 50.1% by Talos Energy and 49.9% by Carso, holds a 17.4% interest in the Zama field. Talos will remain the controlling shareholder of Talos Mexico.

In June 2023, Mexico’s Comisión Nacional de Hidrocarburos (“CNH”) approved the Zama Unit Development Plan. Talos is working with the Zama Unit’s Integrated Project Team to progress the front-end engineering and design and other workstreams required to reach a Final Investment Decision (“FID”). Talos will co-lead the planning, drilling, construction, and completion of all Zama wells and the planning, execution, and delivery of Zama’s offshore infrastructure.

Talos President and Chief Executive Officer Timothy S. Duncan commented: “We are excited to partner with Carso on Zama, one of the largest global shallow water oil discoveries in recent years. We expect that Talos’s strong operational track record combined with Carso’s critical local presence and global commercial reputation will enable us to further advance Zama toward FID and first production.”

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing long-term value through its operations, currently in the United States and offshore Mexico, both upstream through oil and gas exploration and production and downstream through the development of future carbon capture and storage opportunities. As one of the Gulf of Mexico’s largest public independent producers, we leverage decades of technical and offshore operational expertise towards the acquisition, exploration and development of assets in key geological trends that are present in many offshore basins around the world. With a focus on environmental stewardship, we are also utilizing our expertise to explore opportunities to reduce industrial emissions through our carbon capture and storage initiatives along the U.S. Gulf of Mexico. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, our ability to reach FID on the timeline currently contemplated or at all; government regulations and actions by the Mexican national oil company; and the other risks discussed in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and Part II, Item 1A. “Risk Factors” in our Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2023 and June 30, 2023.

Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002